UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2018

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(978) 630-1800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2018, our Board of Directors approved a new compensation agreement with our Chief Executive Officer, Joe Forkey effective August 2, 2018. Pursuant to the agreement, we will pay Mr. Forkey a base salary of $200,000 per year beginning retroactively on July 1, 2018. On August 2, 2018, we also granted Mr. Forkey stock options to purchase up to 350,000 shares of our common stock at an exercise price of $0.73 per share. The options vest as follows: (i) one–half of the options vest if we achieve revenues of $1.5 million or higher for two consecutive fiscal quarters, based on the reported revenues in our Form 10-Ks or 10-Qs; and (ii) one-half of the options vest if our common stock is trading at $1.00 per share or higher for fifteen consecutive trading days. In the event of a change of control all unvested options will vest. We will also grant Mr. Forkey 300,000 shares of common stock at a rate of 50,000 shares per fiscal quarter retroactively starting January 1, 2017 and through the quarter ended June 30, 2018. Such shares will be issued in three tranches of 100,000 shares each, on the date of signing the compensation agreement, on January 1, 2019, and on January 1, 2020.

Effective on August 1, 2018, we also entered into a new employment agreement with our Chief Financial Officer, Donald Major. We will pay Mr. Major a base salary of $175,000 per year. Our Board of Directors also approved a grant of stock options to purchase up to 100,000 shares of our common stock at an exercise price of $0.70 per share, or the closing price of our common stock on August 2, 2018. The options vest as follows: 33,000 options vest three months following the grant date; 33,000 options vest three months following the end of the second consecutive quarter with Company quarterly revenues of $1,500,000 or greater, as announced in our Form 10-Q and / or 10-K filings; 34,000 options vest three months following the end of a second consecutive quarter with a Company gross margin percentage of 30% or greater, as announced in our Form 10-Q or 10-K filings. All options vest and become exercisable upon the effective date of an involuntary termination of Mr. Major as Chief Financial Officer for a reason other than cause or upon the effective date of a change in control of the Company.

The description of the foregoing agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the compensation agreement by and among us and Joseph Forkey which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

10.1	Compensation Agreement, by and among Precision Optics Corporation, Inc. and Joseph N. Forkey, dated August 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Optics Corporation, Inc.
(Registrant)

Date	August 3, 2018

/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: Chief Executive Officer